EXHIBIT 9

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of April 20 , 2005 (this "Pledge Agreement"), made by Brad Honigfeld ("Pledgor"), in favor of Bart A. Brown, Jr. ("Pledgee") parties to the Stock Purchase Agreement referred to below.

                                    RECITALS

         Simultaneously herewith, the parties have closed the transactions contemplated by an Amended and Restated Stock Purchase Agreement dated April 20, 2005 (the "Stock Purchase Agreement"). It is a condition precedent to the closing of the Stock Purchase Agreement and the obligation of the Pledgee to sell the Brown Shares to the Pledgor thereunder that Pledgor shall have executed and delivered this Pledge Agreement to the Pledgee.

         1. Defined Terms.

         (a) Unless otherwise defined herein, terms which are defined in the Stock Purchase Agreement and used herein shall have the meanings given to them in the Stock Purchase Agreement.

         (b) The following terms shall have the following meanings:

         "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

         "Escrow Agent" means U.S. Bank, N.A.

         "Event of Default" means any "Event of Default," as such term is defined in the Secured Note.

          "Issuer" means Main Street Restaurant Group, Inc.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Person" or "Persons" shall mean any one or more individuals, partnerships, corporations (including a business trust), joint stock companies, trusts, unincorporated associations, joint ventures or other entities, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

          "Pledge Agreement" has the meaning set forth in the preamble hereto.

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         "Pledged Collateral" means the Pledged Stock and all Proceeds.

         "Pledged Stock" means 1,689,296 shares of the Issuer's common stock as evidenced by the Brown Shares Certificates identified in Schedule I annexed hereto, as well as any Option Shares and/or Converted Shares(as such terms are defined in the Stock Purchase Agreement) that the Pledgor shall acquire from the Pledgee at any time prior to the payment in full of all obligations due and owing under the Secured Note.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Stock, or collections thereon with respect thereto.

         "Secured Note" means that certain promissory note of even date herewith made by the Pledgor and issued to the Pledgee in the original principal amount of $2,151,491.39, payable over a term of 32 months, pursuant to a five year amortization schedule with interest computed thereon at the rate of 5% per annum, in 31 payments, each in the amount of $43,874.80, to be paid during the period commencing on September 20, 2005 and continuing monthly thereafter to and including March 20, 2008, and a final payment to be made on April 20, 2008 in the amount of $1,043,952.46.

         "Secured Obligations" means the Pledgor's obligations under the Stock Purchase Agreement, other than any obligation relating to the Unsecured Note delivered pursuant to Section 2.2 thereof, and his obligation to pay all sums due and owing under the Secured Note as and when the payment thereof shall become due and owing.

         "Securities Act" means the Securities Act of 1933, as amended.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, Schedule and Exhibit references are to this Pledge Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest; Escrow and Return of Pledged Collateral.

         (a) Pledgor hereby delivers, pledges, assigns, and transfers, as appropriate, to the Pledgee, all the Pledged Collateral and hereby grants to the Pledgee, a first security interest in the Pledged Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

         (b) Pledgor, Pledgee and the Escrow Agent acknowledge to one another that Pledgee has delivered the Brown Shares Certificates to which there have been affixed the Brown Stock Powers, evidencing the Pledgor's ownership of the Pledged Stock to the Escrow Agent. Pledgor, Pledgee and the Escrow Agent also acknowledge to one another that Pledgor has delivered the Purchaser's Stock Power to the Escrow Agent, and that Pledgor and Pledgee have delivered joint written instructions to the Escrow Agent to deliver the Brown Shares


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

Certificates and Brown Stock Powers to the Company's stock transfer agent, together with instructions to re-issue one certificate evidencing the Pledgor's ownership of the Pledged Stock. The Escrow Agent covenants and agrees with the Pledgor and the Pledgee that, upon receipt of the Purchaser's Brown Shares Certificate from the Company's transfer agent, the Escrow Agent shall affix the Purchaser's Stock Power thereto, and shall hold and dispose of the Pledged Stock and any Proceeds derived therefrom in accordance with the terms and conditions of this Pledge Agreement.

         (c) Upon payment of the Secured Note in full by Pledgor, Pledgee and Pledgor shall issue a jointly executed written instruction to the Escrow Agent to deliver the Pledged Collateral to the Pledgor.

         3. Transfer Powers. Concurrently with the delivery to the Pledgee of each of the certificates representing the shares the Pledged Stock, Pledgor has delivered an undated stock power covering such certificate, duly executed in blank with signature guaranteed.

         4. Representations and Warranties. Pledgor represents and warrants that:

         (a) Pledgor shall be, upon recordation of transfer of the Pledged Stock by Pledgee to Pledgor, the record owner, and is the beneficial owner, of, and has title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

         (b) upon delivery to the Pledgee of the stock certificates evidencing the Pledged Stock (and assuming the continuing possession by the Escrow Agent on behalf of the Pledgee of such certificates in accordance with the requirements of applicable law), the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Collateral in favor of the Pledgee, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase Pledged Collateral from the Pledgor.

         5. Covenants. Pledgor covenants and agrees with the Pledgee, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full and the Commitments have been terminated:

         (a) If Pledgor shall, as a result of his ownership of the Pledged Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares of the Pledged Collateral, or otherwise in respect thereof, Pledgor shall accept the same as the Pledgees' agent, hold the same in trust for the Pledgee and deliver the same forthwith to the Escrow Agent in the exact form received, duly endorsed by Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate duly executed in blank and with, if the Pledgee so requests, signature guaranteed, to be held by the Escrow Agent, subject to the terms hereof as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged


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

Collateral upon the liquidation or dissolution of the Issuer shall be paid over to the Escrow Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Escrow Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to the Escrow Agent, hold such money or property in trust for the Pledgee segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

         (b) Without the prior written consent of the Pledgee, Pledgor will not
(i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement, or (iii) enter into any agreement or undertaking restricting the right or ability of Pledgor or the Pledgee to sell, assign or transfer any of the Pledged Collateral.

         (c) Pledgor shall maintain the security interest created by this Pledge Agreement as a first priority, perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

         (d) Pledgor agrees to pay, and to save the Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the Pledgor and the Escrow Agent of the Pledgee's intent to exercise its corresponding rights pursuant to Section 7 below, Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Stock Purchase Agreement, the Secured Note or this Pledge Agreement.

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

         7. Rights of the Pledgee.

         (a) All Proceeds while held by the Pledgor in trust for the Pledgee shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

         (b) If an Event of Default shall occur and be continuing and the Pledgee shall give notice of its intent to exercise such rights to Pledgor and the Escrow Agent: (i) the Pledgee shall have the right to receive any and all cash dividends or other cash distributions paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations, and (ii) in order to facilitate the foreclosure sale of the Pledged Stock pursuant to the provisions of Section 8 hereof, at the request of the Pledgee, all shares of the Pledged Stock shall be registered in the name of the Pledgee or its nominee, and until such time as said foreclosure sale shall occur, the Pledgee or its nominee may thereafter exercise (A) all voting, corporate or other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by Pledgor or the Pledgee of any right, privilege or option pertaining to such shares or interests of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine), all without liability except to account for property actually received by Pledgee, but the Pledgee shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         8. Remedies. If an Event of Default shall occur and be continuing, the Pledgee shall have and be entitled to exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith deliver written instructions to the Escrow Agent to collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith issue written instructions to the Escrow Agent to sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Pledgee or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Pledgee shall apply any Proceeds from time to time held by it, or by the Escrow Agent for


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

Pledgee's account, and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Pledgee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Pledgee may elect, and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the Code, need the Pledgee account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Pledgee arising out of the exercise by the Pledgee of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency.

         9. Private Sales.

         (a) Pledgor recognizes that the Pledgee, or the Escrow Agent acting for the account of Pledgee, may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

         (b) Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to this Pledge Agreement valid and binding and in compliance with any and all other applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Stock Purchase Agreement.

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

         10. Irrevocable Authorization and Instruction to Issuer. Pledgor hereby authorizes and instructs Issuer to comply with any instruction received by it from the Pledgee in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Issuer shall be fully protected in so complying.

         11. Appointment of Pledgee and Escrow Agent as Attorneys-in-Fact.

         (a) During the continuance of an Event of Default, Pledgor hereby irrevocably constitutes and appoints the Pledgee and the Escrow Agent, acting for the account of the Pledgee, with full power of substitution, as his true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in the Pledgee's own name, from time to time in the Pledgee's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interest created hereby is released.

         12. Limitation on Duties Regarding Pledged Collateral. The Escrow Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Escrow Agent deals with similar securities and property for its own account. Neither the Escrow Agent nor any of its members, partners, associates, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

         13. Execution of Financing Statements. Pursuant to Section 9-509 of the Code, Pledgor hereby authorizes the Pledgee to file financing statements with respect to the Pledged Collateral without the signature of such Pledgor in such form and in such filing offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         14. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

         15. Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail


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

addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  If to Pledgor:

                  Brad Honigfeld
                  70 Okner Parkway
                  Livingston, New Jersey  07039
                  Tel: ***************
                  Fax: **************
                  Email: **************

                  If to Pledgee:

                  Bart A. Brown, Jr.
                  ****************
                  ****************
                  Tel: ***********
                  Fax: ***********

                  If to the Escrow Agent:

                  U.S. Bank, N.A. 425 Walnut Street
                  Cincinnati, Ohio 45202
                  Attention: Corporate Trust Department
                  Fax:  513-632-5511
                  email: bob.jones@usbank.com

         16. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

         (a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of this Pledge Agreement or any other agreement between the parties, nor shall the Escrow Agent be responsible for the performance by the parties of their respective obligations under this Pledge Agreement.

          (b) The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Pledge Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.


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

         (c) If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Pledged Collateral which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Pledge Agreement, it shall be entitled to hold the Pledged Collateral, or a portion thereof, pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction in the State of New Jersey; or the Escrow Agent, at its sole option, may deposit the Pledged Collateral with the clerk of a court of competent jurisdiction in the State of New York in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Pledged Collateral with the clerk of such court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

          (d) The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any member, partner, associate, employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

         17. Resignation of Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the parties. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Pledged Collateral, but its only duty shall be to hold the Pledged Collateral for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the parties and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the then remaining balance of the Fund; or (b) if the resigning Escrow Agent shall not have received written notice signed by the parties and a successor escrow agent, then the resigning Escrow Agent shall promptly deposit the Pledged Collateral with the clerk of a court of competent jurisdiction in the State of New York in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the then remaining balance of the Fund with the clerk of such court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

         18. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         20. No Waiver; Cumulative Remedies. The Pledgee shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in


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

any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         21. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor, and the Pledgee; provided, that any provision of this Pledge Agreement may be waived by the Pledgee in a letter or agreement executed by the Pledgee or by telex or facsimile transmission from the Pledgee. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the Pledgee and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         22. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a Party by facsimile or e-mail transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                          /s/Brad Honigfeld
                                          --------------------------------------
                                          Brad Honigfeld
Acknowledged and Accepted:


/s/Bart A. Brown, Jr.
------------------------------------
Bart A. Brown, Jr.


                         ACKNOWLEDGEMENT BY ESCROW AGENT

The undersigned hereby acknowledged receipt of the Pledged Stock identified in the foregoing Escrow Agreement, and covenants and agrees to hold and dispose of the same in accordance with the terms and conditions thereof.

                                          U.S. Bank, N.A.


                                          By:
                                             -----------------------------------


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

                                  SCHEDULE I to
                                Pledge Agreement


                         A. DESCRIPTION OF PLEDGED STOCK


        Name of               Class of         Stock Certificate      Number of
        Issuer                  Stock                Number            Shares
-----------------------      ----------       -------------------    -----------
Main Street Restaurant        Common
Group, Inc.



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